Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On May 10, 2012, Polycom, Inc. (“Polycom” or “the Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Mobile Devices Holdings, LLC, a Delaware limited liability corporation (“Mobile Devices”), pursuant to which Polycom would divest its enterprise wireless solutions (“EWS”) business. On October 22, 2012, the Purchase Agreement was amended (the “Amended Purchase Agreement”). Per the terms of the Amended Purchase Agreement, Mobile Devices would acquire SpectraLink Corporation (“SpectraLink”), a wholly-owned subsidiary of Polycom, by purchasing all of the outstanding stock and an intercompany note of SpectraLink from Polycom (the “Transaction”).

Pursuant to the terms of the Amended Purchase Agreement, and upon the terms and conditions thereof, on December 4, 2012, Polycom completed the disposition of the assets of its EWS business to Mobile Devices and received cash consideration of approximately $50.7 million. Additional cash consideration of up to $57.0 million is payable over the next four years subject to certain conditions, including meeting certain agreed-upon EBITDA-based milestones.

The unaudited pro forma condensed consolidated balance sheet of Polycom as of September 30, 2012 is presented as if the disposition occurred on September 30, 2012. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2011 and 2012 and for each of the years ended December 31, 2009, 2010 and 2011 are presented as if the disposition occurred on January 1, 2009 and exclude results from discontinued operations.

The results of operations of the EWS business were classified as discontinued operations in the unaudited condensed consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q as of and for the period ended September 30, 2012. As such, in the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011 and 2012, there are no pro forma adjustments to continuing operations necessary to reflect the disposition.

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Transaction been completed as of the dates presented, and should not be taken as representation of our future consolidated results of operations or financial condition.

The unaudited pro forma condensed consolidated financial statements are based upon and should be read in conjunction with historical consolidated financial statements and related notes of Polycom included in our Annual Report on Form 10-K for the years ended December 31, 2009, 2010 and 2011 and our Quarterly Report on Form 10-Q for the period ended September 30, 2012.

POLYCOM, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands)

	September 30, 2012
	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$415,558	$49,747	(a)	$465,305
Short-term investments	167,639	—		167,639
Trade receivables, net	189,778	—		189,778
Inventories	102,842	—		102,842
Deferred taxes	46,820	—		46,820
Prepaid expenses and other current assets	42,990	388	(c)	43,378
Assets held for sale	64,048	(64,048	) (b)	—

Total current assets	1,029,675	(13,913)		1,015,762
Property and equipment, net	138,156	—		138,156
Long-term investments	45,204	—		45,204
Goodwill	553,508	—		553,508
Purchased intangibles	59,424	—		59,424
Deferred taxes	25,981	—		25,981
Other assets	21,852	—		21,852

Total assets	$1,873,800	$(13,913)		$1,859,887

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$84,637	$—		$84,637
Accrued payroll and related liabilities	34,723	—		34,723
Deferred revenue	154,531	—		154,531
Other accrued liabilities	56,575	—		56,575
Liabilities held for sale	13,252	(13,252	) (b)	—

Total current liabilities	343,718	(13,252)		330,466
Non-current liabilities
Deferred revenue	89,028	—		89,028
Taxes payable	12,142	—		12,142
Deferred taxes	376	—		376
Other non-current liabilities	19,661	—		19,661

Total liabilities	464,925	(13,252)		451,673
Stockholders’ equity	1,408,875	(661	) (c)	1,407,214

Total liabilities and stockholders’ equity	$1,873,800	$(13,913)		$1,859,887

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

POLYCOM, INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the nine months ended September 30, 2011			For the nine months ended September 30, 2012
	Historical	Pro Forma Adjustments (d)	Pro Forma	Historical	Pro Forma Adjustments (d)	Pro Forma
Revenues:
Product revenues	$834,589	$—	$834,589	$780,611	$—	$780,611
Service revenues	181,370	—	181,370	258,991	—	258,991

Total revenues	1,015,959	—	1,015,959	1,039,602	—	1,039,602

Cost of revenues:
Cost of product revenues	319,089	—	319,089	316,863	—	316,863
Cost of service revenues	72,566	—	72,566	106,123	—	106,123

Total cost of revenues	391,655	—	391,655	422,986	—	422,986

Gross profit	624,304	—	624,304	616,616	—	616,616

Operating expenses:
Sales and marketing	315,428	—	315,428	348,041	—	348,041
Research and development	138,896	—	138,896	153,425	—	153,425
General and administrative	61,031	—	61,031	72,375	—	72,375
Acquisition-related costs	7,924	—	7,924	11,793	—	11,793
Amortization of purchased intangibles	2,869	—	2,869	7,318	—	7,318
Restructuring costs	4,739	—	4,739	21,829	—	21,829

Total operating expenses	530,887	—	530,887	614,781	—	614,781

Operating income	93,417	—	93,417	1,835	—	1,835
Other expense, net	(3,449)	—	(3,449)	(3,010)	—	(3,010)

Income (loss) from continuing operations before provision for income taxes	89,968	—	89,968	(1,175)	—	(1,175)
Provision for (benefit from) income taxes	9,790	—	9,790	(1,025)	—	(1,025)

Net income (loss) from continuing operations	$80,178	$—	$80,178	$(150)	$—	$(150)

Net income (loss) per share from continuing operations:
Basic	$0.45		$0.45	$(0.00)		$(0.00)

Diluted	$0.44		$0.44	$(0.00)		$(0.00)

Number of shares used in computation of net income (loss) per share from continuing operations:
Basic	176,325		176,325	177,331		177,331
Diluted	181,816		181,816	177,331		177,331

Note that as a result of the net loss from continuing operations for the nine month period ended September 30, 2012, all potentially issuable common shares have been excluded from the diluted shares used in the computation of earnings per share for that period as their effect was anti-dilutive.

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

POLYCOM, INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the year ended December 31, 2009

(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Product revenues	$791,508	$(67,051	) (d)	$724,457
Service revenues	175,476	(27,016	) (d)	148,460

Total revenues	966,984	(94,067)		872,917

Cost of revenues:
Cost of product revenues	335,696	(44,355	) (d)	291,341
Cost of service revenues	82,312	(15,873	) (d)	66,439

Total cost of revenues	418,008	(60,228)		357,780

Gross profit	548,976	(33,839)		515,137

Operating expenses:
Sales and marketing	285,312	(15,440	) (d)	269,872
Research and development	117,575	(11,124	) (d)	106,451
General and administrative	54,011	(1,518	) (d)	52,493
Acquisition-related costs	—	—		—
Amortization of purchased intangibles	5,800	(4,326	) (d)	1,474
Restructuring costs	15,935	—		15,935
Litigation reserves and payments	700	—		700

Total operating expenses	479,333	(32,408)		446,925

Operating income	69,643	(1,431)		68,212
Other expense, net	(2,087)	77	(d)	(2,010)

Income from continuing operations before provision for income taxes	67,556	(1,354)		66,202
Provision for income taxes	17,677	(2,998	) (d)	14,679

Net income from continuing operations	$49,879	$1,644		$51,523

Net income per share from continuing operations:
Basic	$0.30			$0.31

Diluted	$0.29			$0.30

Number of shares used in computation of net income per share from continuing operations:
Basic	167,999			167,999
Diluted	171,118			171,118

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

POLYCOM, INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the year ended December 31, 2010

(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Product revenues	$1,010,955	$(73,771	) (d)	$937,184
Service revenues	207,534	(25,846	) (d)	181,688

Total revenues	1,218,489	(99,617)		1,118,872

Cost of revenues:
Cost of product revenues	401,319	(48,046	) (d)	353,273
Cost of service revenues	101,220	(15,903	) (d)	85,317

Total cost of revenues	502,539	(63,949)		438,590

Gross profit	715,950	(35,668)		680,282

Operating expenses:
Sales and marketing	387,208	(15,720	) (d)	371,488
Research and development	148,991	(11,026	) (d)	137,965
General and administrative	74,661	(1,282	) (d)	73,379
Acquisition-related costs	—	—		—
Amortization of purchased intangibles	5,647	(4,247	) (d)	1,400
Restructuring costs	8,139	—		8,139
Litigation reserves and payments	1,235	—		1,235

Total operating expenses	625,881	(32,275)		593,606

Operating income	90,069	(3,393)		86,676
Other expense, net	(7,772)	(90	) (d)	(7,862)

Income from continuing operations before provision for income taxes	82,297	(3,483)		78,814
Provision for income taxes	13,888	(1,729	) (d)	12,159

Net income from continuing operations	$68,409	$(1,754)		$66,655

Net income per share from continuing operations:
Basic	$0.40			$0.39

Diluted	$0.39			$0.38

Number of shares used in computation of net income per share from continuing operations:
Basic	170,662			170,662
Diluted	176,370			176,370

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

POLYCOM, INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the year ended December 31, 2011

(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Product revenues	$1,207,787	$(69,737	) (d)	$1,138,050
Service revenues	288,011	(23,872	) (d)	264,139

Total revenues	1,495,798	(93,609)		1,402,189

Cost of revenues:
Cost of product revenues	481,634	(41,639	) (d)	439,995
Cost of service revenues	116,808	(12,878	) (d)	103,930

Total cost of revenues	598,442	(54,517)		543,925

Gross profit	897,356	(39,092)		858,264

Operating expenses:
Sales and marketing	435,614	(6,785	) (d)	428,829
Research and development	201,067	(10,745	) (d)	190,322
General and administrative	82,901	(1,240	) (d)	81,661
Acquisition-related costs	9,688	—		9,688
Amortization of purchased intangibles	9,831	(4,289	) (d)	5,542
Restructuring costs	9,396	—		9,396

Total operating expenses	748,497	(23,059)		725,438

Operating income	148,859	(16,033)		132,826
Other expense, net	(1,639)	(33	) (d)	(1,672)

Income from continuing operations before provision for income taxes	147,220	(16,066)		131,154
Provision for income taxes	11,406	(6,160	) (d)	5,246

Net income from continuing operations	$135,814	$(9,906)		$125,908

Net income per share from continuing operations:
Basic	$0.77			$0.71

Diluted	$0.75			$0.69

Number of shares used in computation of net income per share from continuing operations:
Basic	176,426			176,426
Diluted	181,195			181,195

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Polycom, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	DESCRIPTION OF THE TRANSACTION

On May 10, 2012, Polycom, Inc. (“Polycom” or “the Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Mobile Devices Holdings, LLC, a Delaware limited liability corporation (“Mobile Devices”), pursuant to which Polycom would divest its enterprise wireless solutions (“EWS”) business. On October 22, 2012, the Purchase Agreement was amended (the “Amended Purchase Agreement”). Per the terms of the Amended Purchase Agreement, Mobile Devices would acquire SpectraLink Corporation (“SpectraLink”), a wholly-owned subsidiary of Polycom, by purchasing all of the outstanding stock and an intercompany note of SpectraLink from Polycom (the “Transaction”).

Pursuant to the terms of the Amended Purchase Agreement, and upon the terms and conditions thereof, on December 4, 2012, Polycom completed the disposition of the assets of its EWS business to Mobile Devices and received cash consideration of approximately $50.7 million. Additional cash consideration of up to $57.0 million is payable over the next four years subject to certain conditions, including meeting certain agreed-upon EBITDA-based milestones. The $57.0 million in contingent consideration has been excluded from these unaudited pro forma condensed consolidated financial statements.

2.	BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial statements have been derived from the Company’s historical financial information included in our Quarterly Report on Form 10-Q as of and for the period ended September 30, 2012 and included in our Annual Report on Form 10-K for the years ended December 31, 2009, 2010 and 2011.

3.	PRO FORMA ADJUSTMENTS

(a)	Represents cash proceeds of approximately $50.7 million offset by approximately $0.9 million of costs incurred directly attributable to the Transaction.

(b)	Adjustment reflects the decrease in assets held for sale of approximately $64.0 million and liabilities held for sale of approximately $13.3 million at September 30, 2012 as a result of the closing of the Transaction.

(c)	Solely for purposes of the pro forma balance sheet, to record the preliminary loss on the sale of the EWS business as if the Transaction had been consummated on September 30, 2012 applying the actual purchase price to the net assets as of September 30, 2012. The loss calculation is preliminary and will change upon the finalization of the Company’s financial statements for the three months ended December 31, 2012, including the completion of the income tax accounting associated with the sale. For purposes of this pro forma balance sheet, the applicable enacted statutory rate of approximately 37% was used to calculate the tax effect of the Transaction. The adjustment to reflect the pro forma net loss from the Transaction of approximately $0.7 million, net of related tax benefit, was calculated as follows (in thousands):

Cash proceeds	$50,659
Less:
Basis in net assets sold	50,796
Costs incurred directly attributable to the Transaction	912

Estimated pro forma loss before income taxes	(1,049)
Benefit from provision for income taxes	388

Estimated pro forma loss, net of taxes	$(661)

(d)	Adjustments to present the operations of the EWS business for the years ended December 31, 2009, 2010 and 2011 as a discontinued operation. The EWS business was included in discontinued operations in our Quarterly Report on Form 10-Q for the period ended September 30, 2012 and as such, there are no pro forma adjustments to continuing operations necessary to reflect the disposition.